OICco Acquisition IV, Inc. 10-Q

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350 AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of OICco Acquisition IV, Inc. (the “Company”), on Form 10-Q for the quarter ended June 30, 2014 as filed with the U.S. Securities and Exchange Commission on the date hereof (“Report”), I, Alexander Chong, Chairman and Chief Executive Officer of the Company, certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that:

1	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the U.S. Securities Exchange Act of 1934; and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Very truly yours,

/s/ Alexander Chong
Alexander Chong
Chief Executive Officer
(Principal Executive Officer)

August 12, 2014

/s/ Daniel Markes
Daniel Markes
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

August 12, 2014